Exhibit 99
                                                                      ----------

                        KANSAS CITY, MO -- April 8, 2003

Interstate Bakeries Corporation (NYSE: IBC), the nation's largest baker and distributor of fresh baked bread and sweet goods, today reported a net loss of $.15 per diluted share for the sixteen-week third quarter ended March 8, 2003. Included in this quarterly loss were other charges of $5,000,000, or $.07 per share.

The Company plans to present historical financial results and any financial forecasts only on a generally accepted accounting principles (GAAP) basis (inclusive of other charges) in this and future earnings releases, in light of the new rules recently adopted by the Securities and Exchange Commission, as directed by the Sarbanes-Oxley Act of 2002, relating to disclosure of financial measures not calculated in accordance with GAAP.

For the 16 weeks ended March 8, 2003, the Company reported:

o Net sales of $1,045,574,000, a slight decrease of 0.2 percent in comparison to the prior year's $1,047,723,000.

o Operating income of $1,444,000 compared to the previous year's $37,106,000. Impacting current year operating income were other charges of $5,000,000, relating to certain closures and restructurings of bakeries and thrift stores, with approximately $2,800,000 representing severance and other cash costs and $2,200,000 representing impairment of bakery equipment.



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IBC 3rd Quarter Release
Page 2

o A net loss of $6,749,000, compared to the prior year's net income of $16,737,000.

o A loss of $.15 per diluted share (including other charges of $.07), compared to the previous year's earnings of $.32 per diluted share.

For the forty weeks ended March 8, 2003, the Company reported:

o Net sales of $2,707,761,000, an increase of 0.3 percent over the prior year's $2,698,837,000.

o Operating income of $80,835,000, or 3.0 percent of net sales, compared to the previous year's $103,998,000, or 3.9 percent of net sales. Impacting current year-to-date operating income were other charges of $3,591,000, or $.05 per share, relating to the common stock award made on October 1, 2002 to the retiring IBC Chief Executive Officer and $6,450,000, or $.09 per share, relating to certain closures and restructurings of bakeries and thrift stores, with approximately $4,250,000 representing severance and other cash costs and $2,200,000 representing impairment of bakery equipment. Fiscal 2002 year-to-date other charges were $25,700,000, or $.31 per diluted share, relating to closure of a bakery and settlement of litigation related to IBC's San Francisco bakery.

o Net income of $32,018,000, or 1.2 percent of net sales, compared to the prior year's $47,784,000, or 1.8 percent of net sales.

o Earnings per diluted share of $.71 (including other charges of $.14), in comparison to the previous year's $.92 (including other charges of $.31).

"We continue to be disappointed with our results," Mr. Elsesser said. "Our business strategy for the past several years has had a primary focus on reducing costs, with less emphasis on creating top-line growth. While we have invested and focused heavily on achieving distribution and manufacturing efficiencies, we believe we have made


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IBC 3rd Quarter Release
Page 3

insufficient investments to take advantage of the baking industry's most powerful brands and to create the excitement and consumer awareness around these brands that would drive top-line growth. To be successful and to build a platform for sustainable profitable growth we need to have more efficient production and distribution systems and a more focused brand-building program. It will take time to put all that together."

Mr. Elsesser said the loss of profitable branded cake sales, coupled with significant cost increases in commodities, energy and health care benefits, along with normal inflationary increases in compensation costs have resulted in a serious decline in our profit performance compared to last year. Sweet goods unit volume sales were down over 6 percent in comparison to the same period a year ago. Total bread volume was up 1.6 percent, driven by increased sales of private label bread, as branded bread volume declined by almost 4 percent.

"The soft economy has negatively impacted bread sales volume, though not as significantly as snack cake," he said. "In addition, our important southeast Merita brand bread business has not totally rebounded from a second quarter slump. While we have corrected previously discussed quality problems and have shown a recent improvement in Merita brand sales, we have not fully recovered our lost sales."

Significant increases in the cost of certain key inputs had an unfavorable impact on the Company's profit margins. These inputs included certain key ingredients, energy, health care benefits and general insurance, Mr. Elsesser noted.

"Our entire industry has had no respite from the high costs of cocoa and sweeteners for a number of quarters. Flour prices, too, were higher than the prior year with the cost of our



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IBC 3rd Quarter Release
Page 4

products sold for the quarter at 50.0 percent of net sales compared to 47.8 percent a year ago," he said.

In order to immediately address the soft sales environment and significant cost pressures faced by the Company, Mr. Elsesser said IBC has introduced several new products, including Hostess Caramel Ho-Hos to the northeast, new Home Pride Country variety breads in the midwest and Grandma Emilie's, a denser line of breads sold in 24 and 32-ounce sizes in the west. He also noted that the Company had taken some selective price increases during the quarter and was in the process of closing approximately 100 under-performing thrift stores. In addition, the Eddy's bakery in Boise, Idaho, and the Colombo bakery in Sacramento, California are slated for closure in late spring. Other bakery operations are being reviewed for redundancy.

"We must become more efficient by taking the excess production capacity out of our system. At the same time, we must eliminate sales activities that are only marginally profitable," he said.

Mr. Elsesser added that while focusing on selective short-term efforts, "we are mindful of the importance of identifying long-term strategies needed to ensure the future success of our Company. We have commenced a major, company-wide project internally referred to as Project SOAR, an acronym for Systems Optimization And Re-engineering. This project will focus on re-engineering our business processes to increase efficiency and on rationalizing our investment in production, distribution and administrative functionality to reduce the ongoing cost of supporting this infrastructure."

Mr. Elsesser said an IBC operating team has been assigned to focus on nine initiatives that have been identified as major areas for profit improvement and cost reduction. The IBC



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IBC 3rd Quarter Release
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operating team is being supported by Accenture, a national consulting firm with significant experience in these types of projects in the baking and food industry. The initial phase of this comprehensive review of operational processes has just been completed. Direct costs of the three-year project are expected to be in the $50,000,000 range, with the majority of these costs related to software and hardware acquisition and consulting. As part of the project, additional costs are anticipated as the Company identifies and implements strategies which are expected to provide future savings. The Company plans to achieve positive cumulative cash flow from the project by the end of the third year.

"Over the long-term, cost containment and reduction is only one element in a complete business strategy. We have implemented a few short-term initiatives to stabilize sales and profit performance, but the process to make us more efficient in the marketplace, ensure financial success and build shareholder value will be a longer journey," Mr. Elsesser said.

The earnings per share guidance that the Company provided in each of December 2002 and February 2003 was a non-GAAP number which excluded the other charges disclosed below. As noted above, beginning with this earnings release, the Company plans to provide any financial forecasts only on a GAAP basis. For full fiscal 2003, the Company anticipates earnings in a range of $0.70 to $0.75 per diluted common share. This estimated range is consistent with the Company's February 2003 guidance for full year 2003 diluted earnings per common share. Included in this range are other charges of $0.20 per share ($0.07 reported in the second quarter, $0.07 reported in the third quarter And approximately $0.06, which the Company estimates it will incur during the fourth quarter of fiscal 2003 primarily as a result of restructuring costs.)

In other activities, Mr. Elsesser announced the Company was in discussion with its lenders to amend current financial covenants.
While the Company is currently in


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IBC 3rd Quarter Release
Page 6

compliance with its covenant requirements, Mr. Elsesser said the Company's recent performance raised the possibility that these requirements might not be satisfied going forward. To avoid this possibility, the Company is working with its lenders to amend the credit facility for future flexibility.

"The Company has a nonbinding understanding with the lead bank of its credit facility to effect such adjustments and expects to finalize an appropriate amendment within the next few weeks," Mr. Elsesser said.

Looking ahead, Mr. Elsesser said, "These are difficult times at IBC and for our industry in general. In a weak economy, gaining new sales without heavy and unprofitable price promotions is a challenge, but we are not in the business to create volume at the expense of a fair return," he said. "We intend to remain competitive, but responsible in this difficult economic environment."

Interstate Bakeries Corporation is the nation's largest baker and distributor of fresh baked bread and sweet goods in the U.S., under various national brand names including Wonder, Hostess, Dolly Madison, Merita and Drake's. The Company, with 60 bread and cake bakeries located in strategic markets from coast to coast, is headquartered in Kansas City, Missouri.

For information on the Company, please contact:
----------------------------------------------

Paul  E. Yarick
Vice President & Treasurer
Interstate Bakeries Corporation
12 E. Armour Boulevard
Kansas City, Missouri 64111
(816) 502-4000



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IBC 3rd Quarter Release
Page 7

For all news media queries, please contact:
------------------------------------------

Mark D. Dirkes
Senior Vice President Corporate Marketing
(816) 502-4203

Conference Call: Interstate Bakeries Corporation will conduct a
---------------
conference call regarding third quarter results on Tuesday, April 8, at 9 a.m. (CDT). The call is open to the general public, interested shareholders, investors and securities analysts. The call-in begins at 8:50 a.m. Contact the conference call operator at 1-800-915-4836. The call will also be webcast at interstatebakeriescorp.com

If you are unable to participate in the conference call, an audiotape of the call will be available at approximately Noon (CDT) on 4/08/03 until Midnight on 4/18/03. You may listen to the audiotape by calling 973/709-2089 and the Passcode I.D. is 288710. If you have any questions concerning this conference call, please call Linda Thompson at 816/502-4230.

Forward-Looking Statements

The statements in this press release that are not historical statements are forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements relating to: the measures being taken to address the profit shortfall; long-term profitability and efficiency; Project SOAR; earnings and loss expectations; compliance with our credit facility covenants; and general economic conditions. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in the review of our business model or other problems related thereto; the recent bankruptcy filing by


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IBC 3rd Quarter Release
Page 8

Fleming Companies and other potential similar filings by customers; actions of competitors, including pricing policy and promotional spending; effectiveness of advertising and marketing spending; the availability and costs of raw materials, packaging, fuels and utilities, and the ability to recover these costs in the pricing of products; the effectiveness of hedging activities; the availability of capital on acceptable terms; changes in our business strategies, including our ability to continue to participate in industry consolidation and to integrate successfully businesses we acquire; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; further consolidation in the food retail industry; future product recalls or safety concerns; costs associated with environmental compliance and remediation; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. We disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended June 1, 2002 and Forms 10-Q for the quarters ended August 24, 2002 and November 16, 2002 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.
                               # # #



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                           INTERSTATE BAKERIES CORPORATION
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       (unaudited)
                       Sixteen Weeks Ended      Forty Weeks Ended
                      ----------------------  ---------------------
                       March 8,    March 9,    March 8,   March 9,
                         2003        2002        2003       2002
                      ----------  ----------  ---------- ----------
Net sales             $1,045,574  $1,047,723  $2,707,761 $2,698,837
                      ----------  ----------  ---------- ----------
Cost of products
 sold                    522,543     501,228   1,320,992  1,283,129
Selling, delivery
 and administrative
 expenses                487,489     480,097   1,223,072  1,212,616
Other charges              5,000          --      10,041     25,700
Depreciation and
 amortization             29,098      29,292      72,821     73,394
                      ----------  ----------  ---------- ----------
                       1,044,130   1,010,617   2,626,926  2,594,839
                      ----------  ----------  ---------- ----------
Operating income           1,444      37,106      80,835    103,998
Interest expense
 - net                    12,140      10,624      30,094     28,391
                      ----------  ----------  ---------- ----------
Income(loss) before
 income taxes            (10,696)     26,482      50,741     75,607
Income tax expense
 (benefit)                (3,947)      9,745      18,723     27,823
                      ----------  ----------  ---------- ----------
Net income(loss)    $     (6,749) $   16,737  $   32,018  $  47,784
                      ==========  ==========  ========== ==========
Earnings(loss)
 per share:
  Basic             $      (0.15) $     0.33  $     0.72  $    0.94
                      ==========  ==========  ========== ==========
  Diluted           $      (0.15) $     0.32  $     0.71  $    0.92
                      ==========  ==========  ========== ==========
Average shares
 outstanding:
  Basic                   44,783      50,896      44,537     50,769
                      ==========  ==========  ========== ==========
  Diluted                 44,783      52,196      45,337     51,937
                      ==========  ==========  ========== ==========

Fiscal 2003 other charges of $5,000,000, or $.07 per diluted share, for the third quarter and $6,450,000, or $.09 per diluted share, on a year-to-date basis relate to charges incurred with the closing and restructuring of several bakery and thrift store locations. The year-to-date other charges also include $3,591,000, or $.05 per share, related to a October 1, 2002 common stock award to our former Chief Executive Officer.

Fiscal 2002 year-to-date other charges of $25,700,000, or $.31 per diluted share, relate to the closure of our Detroit bakery and the settlement of employment discrimination litigation related to our San Francisco bakery.





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               CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (In thousands)

                                    (unaudited)
                                      March 8,      June 1,
                                        2003         2002
Assets                               ----------  ----------
  Current assets:
    Accounts receivable              $  184,540  $  197,083
    Inventories                          82,045      80,139
    Other current assets                 78,887      67,610
                                     ----------  ----------
  Total current assets                  345,472     344,832
  Property and equipment-net            859,955     845,005
  Goodwill                              215,346     215,346
  Intangibles and other assets          199,647     197,759
                                     ----------  ----------
                                     $1,620,420  $1,602,942
                                     ==========  ==========
Liabilities and Stockholders' Equity
  Current liabilities:
    Long-term debt payable
     within one year                     51,328      39,500
    Accounts payable                    111,607     126,348
    Accrued expenses                    253,106     220,541
                                     ----------  ----------
  Total current liabilities             416,041     386,389
  Long-term debt                        535,228     581,438
  Other long-term liabilities           185,428     186,746
  Deferred income taxes                 144,803     147,139
  Stockholders' equity                  338,920     301,230
                                     ----------  ----------
                                     $1,620,420  $1,602,942
                                     ==========  ==========